Exhibit 3.1

MY SIZE, INC.

Incorporated under the laws
of the State of Delaware

SECOND AMENDED AND RESTATED BY-LAWS

April 18, 2018

SECOND AMENDED AND RESTATED BY-LAWS

of

MY SIZE, INC.

PREAMBLE

These Second Amended and Restated By-laws (the “By-Laws”) are subject to, and governed by, the Delaware General Corporation Law (the “DGCL”) and the Amended and Restated Certificate of Incorporation, as amended, of My Size, Inc., a Delaware corporation (the “Corporation”) (the “Certificate”). In the event of a direct conflict between the provisions of these By-laws and the mandatory provisions of the DGCL or the provisions of the Certificate, such provisions of the DGCL or the Certificate, as the case may be, will be controlling.

ARTICLE 1
Offices

SECTION 1.1 Office

The registered office of the Corporation in the State of Delaware shall be at the location determined from time to time by the Corporation’s Board of Directors (the “Board”), and the registered agent in charge thereof shall be as determined by the Board.

SECTION 1.2 Other Offices

The Corporation may also have an office or offices at any other place or places within or outside the State of Delaware.

ARTICLE 2
Meetings of Stockholders

SECTION 2.1 Annual Meetings

The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place (if any), date and hour as shall be fixed by the Board, within or without the State of Delaware, and designated in the notice or waiver of notice thereof.

SECTION 2.2 Special Meetings

Except as otherwise required by law, special meetings of the stockholders may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chairman of the Board, if one is elected, or (iii) the Chief Executive Officer. Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

SECTION 2.3 Notice of Meetings

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by the Certificate or applicable law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, unless these By-laws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

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SECTION 2.4 Quorum

At each meeting of the stockholders, except where otherwise provided by the Certificate, these By-laws, or as otherwise required by law, the holders of one third (1/3rd) of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes or series is required, the holders of at least one third (1/3rd) of the voting power of the issued and outstanding shares of such class or classes or series, present in person or by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. When a quorum is present or represented at any meeting, the affirmative vote of a majority of the votes cast affirmatively or negatively on a matter submitted for stockholder action shall decide such matter. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

SECTION 2.5 Organization

At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a)       the Chairman;

(b)       the Chief Executive Officer;

(c)       any Vice President;

(d)       any officer of the Corporation designated by the Board to act as chairman of such meeting and to preside thereat; or

(e)       a stockholder of record who shall be chosen chairman of such meeting by the holders of a majority in voting power of the stock held by the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary or, if he shall be presiding over such meeting in accordance with the provisions of this Section 2.5 or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 2.6 Order of Business

Each of the chairman of the meeting and the Board shall have the authority to adopt and enforce rules providing for the orderly conduct of a stockholder meeting and the safety of those in attendance, including without limitation the authority to: (i) determine when the polls will open and close on items submitted for stockholder action; (ii) fix the time allotted for consideration of each agenda item and for questions and comments by persons in attendance; (iii) adopt rules for determining who may pose questions and comments during the meeting; (iv) adopt rules for determining who may attend the meeting; and (v) adopt procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. The chairman of the meeting may adjourn or recess any meeting of stockholders, whether pursuant to these By-laws or otherwise, and notice of such adjournment or recess need be given only if required by law.

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SECTION 2.7 Voting

Except as may otherwise be required by law or these By-laws, the holders of common stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of common stock shall be entitled to one vote for each share of such stock held by such holder.

SECTION 2.8 Action by Stockholders

Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by such consent and the taking of such action by consent has been previously and explicitly approved by the Board.

SECTION 2.9 Voting Procedures and Inspection of Elections

(a)       The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b)       The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)       The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless Court of Chancery of the State of Delaware, upon application by a stockholder, shall determine otherwise.

(d)       In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the DGCL, or any information provided pursuant to Section 211(a)(2)b.(i) or (iii) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted in this Section 9, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section 9 shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

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SECTION 2.10 Advance Notification of Proposals at Stockholders’ Meetings

(a)       Annual Meeting.

(i) Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to, and in accordance with, the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any authorized committee thereof or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make director nominations or propose other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), at an annual meeting of stockholders.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such business must be a proper subject for stockholder action and the stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these By-laws. To be timely under this Section 2.10(a), a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business (as defined below) on the 90th day nor earlier than the Close of Business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined in Section 10(c)(ii) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a Public Announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection to the Board (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) the information required to be submitted by nominees pursuant to Section 11 of this Article II;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Exchange Act Schedule 14A) in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner,

(2) the number of shares of Common Stock which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the number of shares of Common Stock owned of record by the stockholder and such beneficial owner as of the record date for the meeting (except as otherwise provided in Section 10(a)(iii) below), and

(3) a representation that the stockholder intends to appear in person or by proxy at the meeting to make such nomination or propose such business;

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(D) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “Control Person”):

(1) the number of shares of Common Stock which are Beneficially Owned (as defined in Section 10(c)(ii) below) by such stockholder or beneficial owner and by any Control Person as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five (5) business days after the record date for such meeting of the number of shares of Common Stock Beneficially Owned by such stockholder or beneficial owner and by any Control Person as of the record date for the meeting (except as otherwise provided in Section 10(a)(iii) below),

(2) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or Control Person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and the stockholder’s agreement to notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 10(a)(iii) below),

(3) a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or Control Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of the Common Stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or Control Person with respect to any Common Stock, and the stockholder’s agreement to notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 10(a)(iii) below),

(4) a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation within the meaning of Exchange Act Rule 14a-1(l) with respect to the nomination or other business and, if so, the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Common Stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder (a “Solicitation Statement”).

(iii) Notwithstanding anything in Section 2.10(a)(ii) above or Section 2.10(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10 shall set forth a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for determining the stockholders entitled to vote at the meeting, or by the business day immediately preceding the date of the annual meeting (whichever is earlier), of the information required under clauses (ii)(C)(2) and (ii)(D)(1)-(3) of this Section 10(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

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(b) Special Meeting.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or any authorized committee thereof or (ii) provided that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who delivers a written notice setting forth the information required by Section 2.10(a) above. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 10(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in Section 10(a)(i) and Section 10(b) above shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 10(a)(i) above. Except as otherwise required by law, each of the Board or the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10. If any proposed nomination or other business is not in compliance, then, except as otherwise required by law, the chairman of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board, if the stockholder does not provide the information required under clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(3) of this Section 10 to the Corporation within the time frames specified herein, or if the stockholder (or a Qualified Representative of the stockholder (as defined below)) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10, to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii) For purposes of this Section 10, the “Close of Business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 10, shares shall be treated as “Beneficially Owned” by a person if the person beneficially owns such shares, directly or indirectly, within the meaning of Exchange Act Rule 13d-3, or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

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SECTION 2.11 Submission of Information by Director Nominees.

(a)       To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver to the Secretary at the principal executive offices of the Corporation the following information:

(i)       a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and (if applicable) to being named in the Corporation’s proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be provided to such person promptly following a request therefor); and

(ii)       all completed and signed questionnaires required of the Corporation’s directors (which will be provided to such person promptly following a request therefor).

(b)       A nominee for election or re-election as a director of the Corporation shall also provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director.

(c)       Notwithstanding any other provision of these By-laws, if a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 10 of this Article II, the questionnaires described in Section 11(a)(ii) above and the additional information described in Section 11(b) above shall be considered timely if provided to the Corporation promptly upon request by the Corporation, but in any event within five (5) business days after such request, and all information provided pursuant to this Section 11 shall be deemed part of the stockholder’s notice submitted pursuant to Section 10 of this Article II.

SECTION 2.12 Advisory Stockholder Votes

In order for the stockholders to adopt or approve any precatory proposal submitted to them for the purpose of requesting the Board to take certain actions, a majority of the outstanding stock of the Corporation entitled to vote thereon must be voted in favor of the proposal.

SECTION 2.13 List of Stockholders

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 12 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

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ARTICLE 3
Board of Directors

SECTION 3.1 General Powers

The business, property and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

SECTION 3.2 Number and Term of Office

The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than two (2) nor more than eight (8). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal in the manner hereinafter provided. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

SECTION 3.3 Election of Directors

At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, of the stockholders present in person or by proxy and entitled to vote thereon, shall be the directors; provided that for purposes of such vote no stockholder shall be allowed to cumulate his votes.

SECTION 3.4 Removal, Resignation and Vacancies

Any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Any director may resign at any time by giving written notice (or notice by electronic transmission) to the Board, the Chairman, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein (which may be upon the happening of an event or events specified therein) or, if the time be not specified, upon delivery thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Except as otherwise provided in these By-Laws, vacancies on the Board, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

SECTION 3.5 Meetings

(a)       Regular Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 6 of this Article III.

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(b)       Special Meetings. Other meetings of the Board shall be held at such times and places as the Board, the Chairman, the Chief Executive Officer or any two directors shall from time to time determine.

(c)       Notice of Meetings. Notice shall be given to each director for each regular and special meeting, including the time and place of such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the date on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication or by electronic transmission, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held.

(d)       Place of Meetings. The Board may hold its meetings at such place or places (if any) within or outside the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

(e)       Quorum and Manner of Acting. Directors comprising a majority of the total number of authorized directorships shall constitute a quorum for the transaction of business. All matters shall be determined by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present and no further notice thereof need be given.

(f)       Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(1)       the Chairman;

(2)       the Chief Executive Officer (if a director); or

(3)       a person designated by the Board.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.6 Directors’ Consent in Lieu of Meeting

Unless otherwise restricted by the Certificate or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this subsection at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

SECTION 3.7 Action by Means of Conference Telephone or Similar Communications Equipment

Any one or more members of the Board or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

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SECTION 3.8 Committees

(a)       The Board may designate one or more committees, each such committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. The Board at any time may change the membership of any committee or amend or rescind the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board to such extent and in such form as the Board may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given. Any such committee, to the extent provided in the resolution of the Board, or in these By-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the Corporation.

(b)       A majority of the directors then serving on a committee of the Board shall constitute a quorum for the transaction of business by the committee, unless the Certificate or a resolution of the Board requires a greater or lesser number, provided that in no case shall a quorum be less than one third (1/3rd) of the directors then serving on the committee. The vote of the majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee, unless the Certificate or a resolution of the Board requires a greater number.

SECTION 3.9 Compensation

The Board shall have the authority to fix the compensation of directors, which may include their expenses, if any, of attendance at each meeting of the Board or of a committee.

ARTICLE 4
Officers

SECTION 4.1 Executive Officers

The executive officers of the Corporation shall be determined by the Board and may include a Chairman, a Chief Executive Officer, a Chief Executive Officer, Senior Vice Presidents, Vice Presidents, a Secretary and a Treasurer, and also may include such other officers as the Board may appoint pursuant to Section 3 of this Article IV. Any two or more offices may be held by the same person.

SECTION 4.2 Authority and Duties

All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent so provided, by the Board.

SECTION 4.3 Other Officers

The Corporation may have such other officers, agents and employees as the Board may deem necessary, including one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Vice Presidents, each of whom shall hold office for such period, have such authority, and perform such duties as the Board, the Chairman, or the Chief Executive Officer may from time to time determine. The Board may delegate to any executive officer the power to appoint and define the authority and duties of, or remove, any such officers, agents or employees.

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SECTION 4.4 Term of Office, Resignation and Removal

All executive officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Each executive officer shall hold office until his successor has been elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any executive officer to give security for the faithful performance of his duties.

Any officer may resign at any time by delivering written notice (or notice by electronic transmission) to the Board, the Chairman, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein (which may be upon the happening of an event or events specified therein) or, if the time be not specified, at the time notice is given. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause, subject to any agreements to the contrary.

SECTION 4.5 Vacancies

If the office of Chairman, Chief Executive Officer, Secretary or Treasurer becomes vacant for any reason, the Board shall fill such vacancy, and if any other office becomes vacant, the Board may fill such vacancy. Except as otherwise provided in these By-laws, any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired and until his successor shall have been duly elected and qualified, unless reelected or reappointed by the Board.

SECTION 4.6 The Chairman

The Chairman of the Board shall perform such duties as shall be assigned to him by the Board from time to time.

SECTION 4.7 The Chief Executive Officer

In the event that the office of Chairman is or becomes vacant, the chief executive officer of the Corporation shall act as Chairman. The Chief Executive Officer shall have general charge and supervision of the operation of the business and affairs of the Corporation. The Chief Executive Officer may authorize, execute and deliver, for and on behalf of the Corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. He shall from time to time make such reports of the affairs of the Corporation as the Board may require and shall perform all other duties incident to the office of Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board or the Chairman.

SECTION 4.8 Senior Vice President or Vice President

In the event of the death of the Chief Executive Officer or his or her inability to act, the Senior Vice President or Vice President, if any (or if there is more than one Senior Vice President or Vice President, the Senior Vice President or Vice President who was designated by the Board as the successor to the Chief Executive Officer, or if no Senior Vice President or Vice President is so designated, the Senior Vice President first elected to such office or if there is no Senior Vice President, the Vice President first elected to such office) shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the Chief Executive Officer. Senior Vice Presidents or Vice Presidents shall have, to the extent authorized by the Chief Executive Officer or the Board, the same powers as the Chief Executive Officer to authorize, execute and deliver, for and on behalf of the Corporation, deeds, mortgages, bonds, contracts, or other instruments. Senior Vice President or Vice Presidents shall perform all other duties incident to the office of Senior Vice President or Vice President and such other duties as from time to time may be assigned to them by the Chief Executive Officer or by the Board. The Board may name any Senior Vice President or Vice President as the Chief Operating Officer, Chief Financial Officer or similar title.

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SECTION 4.9 The Secretary

The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the stockholders and shall record, or cause to be recorded, the minutes of all proceedings in a book to be kept for that purpose. He may give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman or the Chief Executive Officer, under whose supervision he shall act. He shall keep, or cause to be kept, in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of the Treasurer or, if appointed, an Assistant Secretary or an Assistant Treasurer. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal. He shall keep in safe custody the certificate books and stockholder records, including registers of the post office address of each stockholder and director, and such other books and records as the Board may direct, and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the Chief Executive Officer.

SECTION 4.10 The Treasurer

The Treasurer shall supervise and be responsible for the care and custody of the corporate funds and other valuable effects, including securities, and shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit, or cause to be deposited, all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, the Chief Executive Officer and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman or the Chief Executive Officer.

ARTICLE 5
Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 5.1 Execution of Documents

The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to authorize, execute and deliver, for and on behalf of the Corporation, deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to subdelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these By-laws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 5.2 Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.

SECTION 5.3 Proxies in Respect of Stock or Other Securities of Other Corporations

The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

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ARTICLE 6
Shares and Their Transfer; Fixing Record Date; Waiver of Notice

SECTION 6.1 Certificates for Shares

Subject to Section 6.2, every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the Corporation, which shall be in such form as shall be prescribed by the Board. Each certificate for shares shall be numbered and issued in consecutive order. Certificates of stock in the Corporation, if any, shall be signed, either manually or in facsimile by two of the Chairman, the Chief Executive Officer, any Vice President, the Treasurer (or an Assistant Treasurer, if appointed), the Secretary (or an Assistant Secretary, if appointed) or any other authorized officers of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman or the Chief Executive Officer or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue. All certificates shall include written notice of any restrictions which may be imposed on the transferability of shares.

SECTION 6.2 Shares without Certificates

The Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the stockholder a written statement of the information required by law on the certificates. The written statement shall include written notice of any restrictions which may be imposed on the transferability of such shares.

SECTION 6.3 Transfer of Stock

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction in its stock transfer books.

SECTION 6.4 Addresses of Stockholders

Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him.

SECTION 6.5 Replacement

The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

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SECTION 6.6 Regulations

The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

SECTION 6.7 Fixing Date for Determination of Stockholders of Record

(a)       In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b)       In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

SECTION 6.8 Waiver of Notice

Whenever notice is required to be given, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these By-laws.

ARTICLE 7
Seal

The corporate seal shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

ARTICLE 8
Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board.

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ARTICLE 9
Indemnification and Insurance

SECTION 9.1 Right to Indemnification

Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, that being or having been a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless, to the fullest extent permitted by Delaware law, by the Corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by the indemnitee in connection with the proceeding, and the indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation or a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Except as provided in Section 9.3 of this Article IX with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify the indemnitee in connection with a proceeding (or part of a proceeding) initiated by the indemnitee only if a proceeding (or part of a proceeding) was authorized or ratified by the Board. The right to indemnification conferred in this Article IX shall be a contract right. The intent of this Article IX is to grant each indemnitee the maximum indemnification and advancement of expenses as allowed by law, subject to the limitations expressly provided in this Article IX.

SECTION 9.2 Advancement of Expenses

The right to indemnification conferred in this Article IX shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding (or part thereof) in advance of its final disposition (an “advancement of expenses”). An advancement of expenses shall be made upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified.

SECTION 9.3 Right of Indemnitee to Bring Suit

If a claim under Sections 9.1 and 9.2 of this Article IX is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of litigating the suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

SECTION 9.4 Nonexclusivity of Rights

The right to indemnification and the advancement of expenses conferred in this Article IX shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of, the Certificate or By-laws of the Corporation, general or specific action of the Board or stockholders, contract or otherwise.

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SECTION 9.5 Insurance, Contracts and Funding

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the authority or right to indemnify the person against the expense, liability or loss under the DGCL or other law. The Corporation may enter into contracts with any director, officer, partner, trustee, employee or agent of the Corporation in furtherance of the provisions of this Article IX and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of the amounts as may be necessary to effect indemnification as provided in this Article IX.

SECTION 9.6 Indemnification of Employees and Agents of the Corporation

In addition to the rights of indemnification set forth in Section 9.1 of this Article IX, the Corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the Corporation (a) with the same scope and effect as the provisions of this Article IX with respect to indemnification and the advancement of expenses of directors and officers of the Corporation, (b) pursuant to rights granted or provided by the DGCL, or (c) as are otherwise consistent with law.

SECTION 9.7 Persons Serving Other Entities

Any person who, while a director or officer of the Corporation, is or was serving (a) as a director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation or a majority owned subsidiary of the Corporation is a general partner or has a majority ownership, shall conclusively be deemed to be so serving at the request of the Corporation and entitled to indemnification and the advancement of expenses under Section 9.1 or 9.2 of this Article IX, respectively.

SECTION 9.8 Effect of Amendment or Repeal; Survival.

Any amendment, alteration or repeal of this Article IX that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal. The right to indemnification and advancement of expenses under this Article IX shall be construed as a contractual right of the indemnitees, shall continue as a vested contractual right, even if a person ceases to be a director or officer of the corporation, and shall inure to the benefit of an indemnitee’s heirs, executors and administrators.

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ARTICLE 10

SECTION 10.1 Forum Selection.

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.

ARTICLE 11

SECTION 11.1 Amendment.

These By-laws may be altered, amended or repealed or new By-laws may be adopted by the Board or by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of stock of the Corporation.

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